INDEPENDENT AUDITORS' CONSENT


To the Trustees of the Wexford Trust and Shareholders of the Muhlenkamp Fund:

We consent to the use in Post-Effective Amendment No. 18 to Registration Statement 33-20158 of The Muhlenkamp Fund of our report dated
January 11, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.


/S/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
April 28, 1999